As filed with the Securities and Exchange Commission on June 26, 1995.

                                                  Registration No. 33-_____
- ---------------------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                      ______________________

                             FORM S-8
                      REGISTRATION STATEMENT
                 Under the Securities Act of 1933
                      ______________________

                    ENSERCH EXPLORATION, INC.
      (Exact name of Registrant as specified in its charter)

            TEXAS                            75-2556975
   (State or other jurisdiction                (I.R.S. Employer
 of incorporation or organization)       Identification No.)

                4849 GREENVILLE AVENUE, SUITE 1200
                     DALLAS, TEXAS 75206-4186
             (Address of principal Executive Offices)

             EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                     (Full title of the Plan)

                     MICHAEL G. FORTADO, ESQ.
                    300 South St. Paul Street
                    Dallas, Texas   75201-5598
                          (214)651-8700
    (Name, address and telephone number of agent for service)

- ----------------------------------------------------------------------------------
                 CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------
                                        Proposed       Proposed
Title of                                Maximum        Maximum
Securities          Amount              Offering       Aggregate      Amount of
to be               to be               Price Per      Offering       Registration
Registered          Registered          Share*         Price*         Fee
- ----------------------------------------------------------------------------------
Common Stock,
$1.00 par value     500,000 shares      $14            $7,000,000     $2,414
- ----------------------------------------------------------------------------------

     *Based on the market price of Common Stock of the Company on June 22, 1995, in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
- ----------------------------------------------------------------------------------

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents are incorporated by reference in the registration statement:

          (a) The Registrant's latest Annual Report on Form 10-K or, if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to rule 424(b) or (c) of the Securities Exchange Commission under the Securities Act of 1933 and the latest Annual Report on Form 11-K of the Plan filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act.

          (b) All other reports filed by the Registrant or Plan pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Reports or the prospectus referred to in (a) above.

          (c) The descriptions of the Registrant's Common Stock which are contained in the Registrant's registration statements filed under
     Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The validity of the shares of Common Stock being registered hereunder will be passed upon by William T. Satterwhite, Esquire, Senior Vice President and General Counsel of ENSERCH Corporation. As of June 20, 1995, Mr. Satterwhite owned 39,964 shares of Common Stock and held options to acquire 80,400 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Restated Articles of Incorporation provide that, to the fullest extent permitted by Texas law, directors of the Registrant will not be liable to the Registrant or its shareholders for monetary damages for any act or omission occurring in their capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable for
(i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director to the Registrant or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) acts or omissions for which the liability of a director is expressly provided by an applicable statute.

     The Registrant's Bylaws grant mandatory indemnification to directors and officers of the Registrant to the fullest extent authorized under the Texas Business Corporation Act (the "TBCA"). Under the TBCA, a Texas corporation may in general indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. Further, a Texas corporation may indemnify a director or officer in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper, within statutory limits.

     The above discussion of the Registrant's Restated Articles of Incorporation and Bylaws and of the TBCA is not intended to be exhaustive and is qualified in its entirety by the Restated Articles of Incorporation and Bylaws and the TBCA.

     The Registrant maintains director and officer liability insurance providing insurance protection for specified liabilities under specified terms.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

No.                      Description

4.1 Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

4.2  Bylaws of the Corporation as currently in effect.

5    Opinion of W. T. Satterwhite

15   Letter re unaudited interim financial information.

23.1 Consent of W. T. Satterwhite (contained in Exhibit 5).

23.2 Consent of Deloitte & Touche.

23.3 Consent of DeGolyer & MacNaughton.

24 Power(s) of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver to cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where, interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 20th day of June, 1995.

                                   ENSERCH Corporation



                                   By   /s/ D. W. Biegler
                                        -----------------------------
                                        D. W. Biegler, Chairman

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of D.W. Biegler, J.T. Williams and J.P. McCormick as his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                     Date

/s/ D. W. Biegler          Chairman and Director         June 20, 1995
- -------------------------
D. W. Biegler


/s/ J. T. Williams         Vice Chairman, Chief          June 20, 1995
- -------------------------  Executive Officer and
J. T. Williams             Director (Principal
                           Executive Officer)

/s/ Gary J. Junco          President, Chief              June 20, 1995
- -------------------------  Operating Officer
Gary J. Junco              and Director


/s/ F. S. Addy             Director                      June 20, 1995
- -------------------------
F. S. Addy


/s/ B. A. Bridgewater, Jr. Director                      June 20, 1995
- -------------------------
B. A. Bridgewater, Jr.


/s/ J. P. McCormick        Senior Vice President         June 20, 1995
- -------------------------  and Chief Financial
J. P. McCormick            Officer, Principal
                           Financial Officer


/s/ J. W. Pinkerton        Vice President and            June 20, 1995
- -------------------------  Controller, Principal
J. W. Pinkerton            Accounting Officer

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 26th day of June, 1995.

                              EMPLOYEE STOCK PURCHASE PLAN



                              By   /s/ W. T. Satterwhite
                                   ------------------------------
                                    W. T. Satterwhite, Member